UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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POSTROCK ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POSTROCK ENERGY CORPORATION

_______

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on December 30, 2014

A Special Meeting of Stockholders of PostRock Energy Corporation will be held at our headquarters, located at 210 Park Avenue, Suite 2750, Oklahoma City, Oklahoma, 73102, on December 30, 2014 at 8:30 a.m., central time, to approve an amendment to our restated certificate of incorporation to effect, at the discretion of our board of directors, a ten-to-one reverse stock split of all of the outstanding shares of our common stock, par value $0.01 per share. Attached to this notice is a proxy statement setting forth information with respect to the proposal and certain other information.

The board of directors has established November 14, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting. For a period of 10 days prior to the special meeting, a complete list of stockholders of record entitled to vote at the special meeting will be available at our executive offices for inspection by stockholders during ordinary business hours for proper purposes.

Registration will begin at 8:00 a.m. Please note that space limitations make it necessary to limit attendance at the meeting to stockholders, though each stockholder may be accompanied by one guest. Please bring picture identification, such as a driver’s license or passport, and if you hold your shares in brokerage accounts, a copy of a brokerage statement reflecting stock ownership as of the record date. Please keep in mind that cameras, recording devices and other electronic devices are not permitted at the meeting.

This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about [•], 2014

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on December 30, 2014. The notice of meeting and this proxy statement is available at www.proxyvote.com.

By order of the Board of Directors

Stephen L. DeGiusti
Secretary

[•], 2014

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

POSTROCK ENERGY CORPORATION

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

_______

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors for use at the Special Meeting of Stockholders of PostRock Energy Corporation to be held on December 30, 2014 or at any adjournment or postponement thereof, at the time and place and for the purposes specified in the accompanying notice of special meeting.

All properly delivered proxies pursuant to this solicitation, and not later revoked, will be voted at the special meeting in accordance with the instructions given in the proxy. When voting regarding the approval of the amendment to our restated certificate of incorporation to effect, at the discretion of our board of directors, a ten-to-one reverse stock split of the outstanding shares of our common stock (the “Proposal”), stockholders may vote for or against the Proposal or may abstain from voting. Stockholders should vote their shares on the proxy card we have provided. If no choice is indicated, proxies that are signed and returned will be voted for the Proposal.

All shares of our common stock represented by properly delivered and unrevoked proxies will be voted if such proxies are received in time for the meeting.

QUORUM, VOTE REQUIRED AND REVOCATION OF PROXIES

The board of directors has established November 14, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting. As of the record date, [•] shares of common stock and 17,822,428 one one-hundredths of a share, or “fractional share,” of Series B Voting Preferred Stock were outstanding. Each share of common stock and each fractional share of Series B preferred stock is entitled to one vote upon the Proposal. The holders of Series B preferred stock are entitled to vote on all matters submitted to a vote of the holders of our common stock, with the holders of Series B preferred stock and the holders of common stock voting together as a single class. With respect to the votes applicable to the Series B preferred stock, the holders of the Series B preferred stock and their affiliates are currently limited to 45% of the votes applicable to all outstanding voting stock. Those holders and their affiliates also are entitled to vote any common stock held by them. Accordingly, based on the ownership of Series B preferred stock and common stock by the holders of the Series B preferred stock and their affiliates as of the record date with respect to the special meeting, those holders and their affiliates are entitled to cast at the special meeting approximately [•]% of the votes entitled to be cast by all voting stock and therefore control the outcome of the vote. The presence, in person or by proxy, of the holders of shares of capital stock entitled to cast a majority of the votes that could be cast at the special meeting by the holders of all outstanding shares of capital stock entitled to vote at the meeting is necessary to constitute a quorum.

The Proposal is subject to the approval of the holders of a majority in voting power of the outstanding common stock and Series B preferred stock entitled to vote on the Proposal.

Brokers holding shares of our common stock must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, they cannot vote on the Proposal. If you do not instruct your broker how to vote on the Proposal, your broker will not vote on your behalf.

Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. Because the Proposal requires the approval of the holders of a majority in voting power of the outstanding common stock and Series B preferred stock entitled to vote on the amendment, abstentions and broker non-votes will count as votes against the Proposal.

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Any holder of our capital stock has the right to revoke his or her proxy at any time prior to the voting thereof at the special meeting by (1) filing a written revocation with the Secretary prior to the voting of such proxy, (2) giving a duly executed proxy bearing a later date or (3) attending the special meeting and voting in person. Attendance by a stockholder at the special meeting will not itself revoke his or her proxy. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

COST AND METHOD OF PROXY SOLICITATION

We will bear the cost of the solicitation of proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or facsimile or in person. We will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such material by mail to each beneficial owner of shares of our common stock that they hold of record and will, upon request, reimburse them for their reasonable expenses in doing so.

APPROVAL OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT REVERSE STOCK SPLIT

Amendment to Our Restated Certificate of Incorporation to Effect the Reverse Stock Split

Our board of directors has unanimously adopted a resolution declaring advisable, and recommending to our stockholders for their approval, an amendment to Article Four of our restated certificate of incorporation authorizing a ten-to-one reverse stock split of the outstanding shares of our common stock (the “Reverse Stock Split”), and granting the board of directors the discretion to file a certificate of amendment to our restated certificate of incorporation with the Secretary of State of the State of Delaware effecting the Reverse Stock Split or to abandon the Reverse Stock Split altogether. The form of the proposed amendment is attached to this proxy statement as Annex A (the “Reverse Stock Split Amendment”). The Reverse Stock Split Amendment will effect the Reverse Stock Split by reducing the number of outstanding shares of common stock to approximately one-tenth of the number of outstanding shares immediately prior to the effectiveness of the Reverse Stock Split, but will not increase the par value of common stock, and will not change the number of authorized shares of our capital stock. If implemented, the number of shares of our common stock owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our common stock outstanding, so that the percentage of our outstanding common stock owned by each of our stockholders will remain approximately the same, except to the extent that the Reverse Stock Split could result in some or all of our stockholders receiving one share of common stock in lieu of a fractional share.

Reasons for the Reverse Stock Split Amendment

On the date of the mailing of this proxy statement, our common stock was listed on the Nasdaq Global Market under the symbol “PSTR.” The continued listing requirements of the Nasdaq Global Market provide, among other things, that our common stock must maintain a closing bid price in excess of $1.00 per share. Our common stock has not maintained a minimum bid price of $1.00 per share since October 13, 2014. A failure to meet the continued listing requirement for minimum bid price will be determined by Nasdaq to exist if the deficiency continues for 30 consecutive business days, following which we would expect to receive a notice of non-compliance from Nasdaq. If we fail to achieve compliance within 180 calendar days from the date of such notification, we may be delisted.

Our board of directors has determined that the continued listing of our common stock on the Nasdaq Global Market is beneficial for our stockholders. If our common stock is delisted from the Nasdaq Global Market, the board of directors believes that the trading market for our common stock could become significantly less liquid, which could reduce the trading price of our common stock and increase the transaction costs of trading in shares of our common stock.

The purpose of the Reverse Stock Split is to decrease the total number of shares of our common stock outstanding and increase the market price of our common stock. The board of directors intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of PostRock and our stockholders and is likely to improve the trading price of our common stock and improve the likelihood that we will be allowed to maintain our listing on the Nasdaq Global Market.

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If the Reverse Stock Split proposal is approved by our stockholders, the board of directors will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. The board of directors currently intends to effect the Reverse Stock Split unless it determines that doing so would not have the desired effect of maintaining the listing of our common stock on the Nasdaq Global Market. If the trading price of our common stock increases without the Reverse Stock Split, the Reverse Stock Split may not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split common stock can be maintained above $1.00. There also can be no assurance that our common stock will not be delisted from the Nasdaq Global Market for other reasons.

The market price of our common stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our common stock.

If our stockholders approve the Reverse Stock Split proposal at the special meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the board of directors that the Reverse Stock Split is in the best interests of PostRock and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split.

If our stockholders do not approve the Reverse Stock Split proposal and the minimum closing bid price of our common stock does not otherwise increase to at least $1.00 per share, we expect that our common stock will be delisted from the Nasdaq Global Market.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of PostRock, nor is it a plan by management to recommend a series of similar actions to our board of directors or our stockholders. Notwithstanding the decrease in the number of outstanding shares of common stock following the Reverse Stock Split, our board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, we have not proposed the Reverse Stock Split, with its corresponding increase in the authorized and unissued number of shares of common stock, with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of PostRock.

We do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any other of our stockholders.

Effects of the Reverse Stock Split on Common Stock

Pursuant to the Reverse Stock Split, each holder of our common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split (“Old Common Stock”) will become the holder of fewer shares of our common stock (“New Common Stock”) after consummation of the Reverse Stock Split.

Although the Reverse Stock Split will not, by itself, impact our assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of our common stock. The board of directors believes that this risk is outweighed by the benefits of continued listing of our common stock on the Nasdaq Global Market.

If effected, the Reverse Stock Split will result in some stockholders owning “odd-lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Based on [•] shares of our common stock outstanding as of the record date, the following table reflects the approximate number of shares of our common stock that would be outstanding as a result of the Reverse Stock Split.

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Proposed Ratio	Percentage Reduction in Outstanding Common Stock	Approximate Number of Shares of Common Stock to be Outstanding after the Reverse Stock Split
10:1 (Old Common Stock: New Common Stock)	90%	[•]

The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder’s proportionate equity interest in PostRock, except for those stockholders who receive an additional share of our common stock in lieu of a fractional share. None of the rights currently accruing to holders of our common stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of New Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to Old Common Stock. The Reverse Stock Split also will have no effect on the number of authorized shares of our common stock. The shares of New Common Stock will be fully paid and non-assessable.

The par value per share of the common stock will remain unchanged at $0.01 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, if any, the stated capital on our balance sheet attributable to the common stock will be reduced proportionately based on the ten-to-one Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. After the Reverse Stock Split, net income or loss per share and other per share amounts will be increased because there will be fewer shares of our common stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split. As described below under “Effects of the Reverse Stock Split on Outstanding Options and Warrants to Purchase Common Stock,” the per share exercise price of outstanding option awards and warrants would increase proportionately, and the number of shares of our common stock issuable upon the exercise of outstanding options and warrants would decrease proportionately, in each case based on the ten-to-one Reverse Stock Split ratio. PostRock does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

We are currently authorized to issue a maximum of 100,000,000 shares of our common stock. As of the record date, there were [•] shares of our common stock issued and outstanding. Although the number of authorized shares of our common stock will not change as a result of the Reverse Stock Split, the number of shares of our common stock issued and outstanding will be reduced by 90%. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our common stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split. Conversely, with respect to the number of shares reserved for issuance under our 2010 Long-Term Incentive Plan (the “Plan”), our board of directors will proportionately reduce such reserve in accordance with the terms of the Plan. As of November 14, 2014, there were 10,850,000 shares of common stock reserved for issuance under the Plan, of which [•] remained available for future awards, and following the Reverse Stock Split, if any, such reserve will be reduced to 1,085,000 shares of common stock, of which [•] will be available for future awards.

Following the Reverse Stock Split, the board of directors will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the board of directors deems appropriate. We do not currently have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Stock Split is approved and effected.

Effects of the Reverse Stock Split on Outstanding Options and Warrants to Purchase Common Stock

If the Reverse Stock Split is effected, all outstanding options entitling their holders to purchase shares of our common stock will be proportionately reduced by our board of directors in the same ratio as the reduction in the number of shares of outstanding common stock, except that any fractional shares resulting from such reduction will be rounded down to the nearest whole share to comply with the requirements of Code Section 409A. Correspondingly, the per share exercise price of such options will be increased in direct proportion to the Reverse Stock Split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain unchanged. For example, assuming that we effect the Reverse Stock Split and that an optionee holds options to purchase 1,025 shares of our common stock at an exercise price of $1.00 per share, upon the effectiveness of the Reverse Stock Split, the number of shares of the common stock subject to that option would be reduced to 102 and the exercise price would be proportionately increased to $10.00 per share.

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As of October 31, 2014, White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P. (collectively, “White Deer”) together owned 43,072,383 shares of our common stock, $78.2 million liquidation preference of our Series A Cumulative Redeemable Preferred Stock, warrants to purchase 27,448,492 shares of our common stock at a weighted average exercise price of $1.48 per share and 178,224.28 shares of Series B Voting Preferred Stock. If the Reverse Stock Split is effected, the outstanding warrants will automatically be reduced in the same ratio as the reduction in the number of shares of outstanding common stock. Correspondingly, the per share exercise price of such warrants will be increased in direct proportion to the Reverse Stock Split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain unchanged.

To reflect the Reverse Stock Split, PostRock and White Deer will enter into amendments to securities purchase agreements entered into between them in August 2012 and December 2012 to adjust the price at which additional warrants are issued upon the accrual of dividends on the Series A preferred stock. Under the August 2012 agreement and the December 2012 agreement, additional warrants will be issued with exercise prices of $19.50 and $14.20, respectively.

Effects of the Reverse Stock Split on Preferred Stock

In connection with the Reverse Stock Split, we also will amend the certificate of designations for our Series B preferred stock to effect a ten-to-one split of the outstanding shares of the series, with any fractional one one-thousandth of a share being rounded up to the next fractional one one-hundredth of a share. Each one one-hundredth of a share of Series B preferred stock will continue to have one vote on matters submitted to a vote of the holders of our common stock. Accordingly, the proportional voting power of the outstanding shares of Series B preferred stock relative to the outstanding shares of common stock will not change as a result of the Reverse Stock Split except to the extent of the treatment of fractional shares. The amendment will not change the number of authorized shares of Series B common stock.

The Reverse Stock Split will not affect the Series A preferred stock.

Shares of Common Stock Issued and Outstanding

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of our common stock prior and subsequent to the Reverse Stock Split will remain the same. After the effectiveness of the Reverse Stock Split, we do not anticipate that our financial condition, the percentage ownership of management, the number of our stockholders, or any aspect of our business would materially change as a result of the Reverse Stock Split.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. If effected, the proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act or our periodic or other reporting requirements thereunder.

Increase of Shares of Common Stock Available for Future Issuance

As a result of the Reverse Stock Split, there will be a reduction in the number of shares of our common stock issued and outstanding, and an associated increase in the number of authorized shares that would be unissued and available for future issuance after the Reverse Stock Split. Such shares could be used for any proper corporate purpose approved by the board of directors including, among other purposes, future financing transactions.

Holders of our common stock have no preemptive or other subscription rights.

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Effectiveness of the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, will become effective upon the filing with the Secretary of State of the State of Delaware of a certificate of amendment to our restated certificate of incorporation in substantially the form of the Reverse Stock Split Amendment attached to this proxy statement as Annex A. The exact timing of the filing of the Reverse Stock Split Amendment will be determined by the board of directors based upon its evaluation of when such action will be most advantageous to PostRock and our stockholders. The board of directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing such Reverse Stock Split Amendment, the board of directors, in its sole discretion, determines that it is no longer in the best interests of PostRock and our stockholders. The board of directors currently intends to effect the Reverse Stock Split unless it determines that doing so would not have the desired effect of maintaining the listing of our common stock on the Nasdaq Global Market.

Effect on Registered and Beneficial Stockholders

Upon the Reverse Stock Split, PostRock intends to treat stockholders holding shares of our common stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a bank, broker or other nominee, and have any questions in this regard, PostRock encourages you to contact your nominee.

Effect on “Book-Entry” Stockholders of Record

PostRock’s stockholders of record may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts.

If you hold registered shares of Old Common Stock in a book-entry form, you do not need to take any action to receive your shares of New Common Stock in registered book-entry form, if applicable. A transaction statement will automatically be sent to your address of record as soon as practicable after the effective time of the Reverse Stock Split indicating the number of shares of New Common Stock you hold.

Effect on Registered Certificated Shares

Some stockholders of record hold their shares of our common stock in certificate form or a combination of certificate and book-entry form. If any of your shares of our common stock are held in certificate form, you will receive a transmittal letter from PostRock’s transfer agent as soon as practicable after the effective time of the Reverse Stock Split, if any. The transmittal letter will be accompanied by instructions specifying how to exchange your certificate representing the Old Common Stock for a statement of holding or a certificate of New Common Stock.

STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

Fractional shares will not be issued in connection with the Reverse Stock Split. Each stockholder who would otherwise hold a fractional share as a result of the Reverse Stock Split will receive one share of common stock in lieu of such fractional share.

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Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain Federal Income Tax Consequences

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders (as defined below). This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to U.S. holders in light of their particular circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and current Treasury regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

This discussion does not address tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, U.S. holders whose functional currency is not the U.S. dollar, partnerships (or other flow-through entities for U.S. federal income purposes and their partners or members), persons who acquired their shares in connection with employment or other performance of services, broker-dealers, foreign entities, nonresident alien individuals and tax-exempt entities. This summary also assumes that the Old Common Stock shares were, and the New Common stock shares will be, held as a “capital asset,” as defined in Section 1221 of the Code.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;
•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•	a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

Other than with respect to any stockholder that receives a full share for a fractional share, a stockholder generally will not recognize a gain or loss by reason of such stockholder’s receipt of shares of New Common Stock pursuant to the Reverse Stock Split solely in exchange for shares of Old Common Stock held by such stockholder immediately prior to the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of New Common Stock received pursuant to the Reverse Stock Split (including any fractional shares) will equal the stockholder’s aggregate basis in the Old Common Stock exchanged therefore and will be allocated among the shares of New Common Stock received in the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in the shares of Old Common Stock held immediately prior to the Reverse Stock Split should consult their own tax advisers to determine their basis in the shares of New Common Stock received in exchange therefor in the Reverse Stock Split. A stockholder’s holding period in the shares of New Common Stock received pursuant to the Reverse Stock Split will include the stockholder’s holding period in the shares of Old Common Stock surrendered in exchange therefore, provided the shares of Old Common Stock surrendered are held as capital assets at the time of the Reverse Stock Split.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

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Vote Required and Board Recommendation

Approval of the foregoing proposal requires the affirmative vote of the holders of a majority in voting power of the common stock and Series B preferred stock entitled to vote thereon. Your board of directors recommends a vote “FOR” approval of the amendment of the restated certificate of incorporation to effect the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The amounts and percentage of shares beneficially owned are reported on the basis of regulations of the U.S. Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

The following table sets forth information as of November 14, 2014 concerning the shares of our common stock beneficially owned by (i) each person known by us, solely by reason of our examination of Schedule 13D and 13G filings made with the SEC and by information voluntarily provided to us by certain stockholders, to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our directors, (iii) our CEO and our two other most highly compensated executive officers and (iv) all current directors and executive officers as a group. If a person or entity listed in the following table is the beneficial owner of less than one percent of the securities outstanding, this fact is indicated by an asterisk in the table.

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Edelman & Guill Energy L.P.(1)	70,520,875	77.9%
700 Louisiana Street Suite 4770 Houston, TX 77002
Nathan M. Avery(2)	206,269	*
Terry W. Carter(3)	827,394	1.3%
William H. Damon III(4)	221,838	*
Stephen L. DeGiusti(5)	283,988	*
Thomas J. Edelman(1)	70,719,515	78.1%
Duke R. Ligon(6)	239,288	*
J. Philip McCormick(7)	121,206	*
David J. Klvac(8)	277,519	*
All current directors and executive officers as a group(9) (9 persons)	72,959,903	79.8%

*	Less than 1% of issued and outstanding shares of our common stock.
(1)	Includes 40,292,524 shares of common stock and warrants to purchase 25,674,708 shares of common stock held by White Deer Energy L.P., 1,338,710 shares of common stock and warrants to purchase 854,671 shares of common stock held by White Deer Energy TE L.P. and 1,441,149 shares of common stock and warrants to purchase 919,113 shares of common stock held by White Deer Energy FI L.P. (collectively, the “Funds”), which are members of a “group” for purposes of Section 13(d) of the Exchange Act. Such group includes Edelman & Guill Energy L.P., Edelman & Guill Energy Ltd., Thomas J. Edelman and Ben A. Guill. Edelman & Guill Energy L.P. is the general partner of the Funds, Edelman & Guill Energy Ltd. is the general partner of Edelman & Guill Energy L.P., and Messrs. Edelman and Guill are the directors of Edelman & Guill Energy Ltd. Accordingly, each of Edelman & Guill Energy Ltd, Edelman & Guill Energy L.P. and Messrs. Edelman and Guill may be deemed to control the investment decisions of the Funds. In addition, the Funds hold 5,075 shares of our Series A preferred stock and 178,224.28 shares of our Series B preferred stock, each representing 100% of the issued and outstanding shares of such series. Mr. Edelman disclaims beneficial ownership of the shares beneficially owned by the Funds except to the extent of his pecuniary interests therein. In addition, Mr. Edelman directly owns options to acquire 30,000 shares of common stock that are immediately exercisable, 33,818 vested restricted stock units and phantom units representing 134,822 shares of common stock distributable under our Deferred Compensation Plan.

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(2)	Includes options to acquire 30,000 shares of common stock, 33,927 vested restricted stock units and phantom units representing 142,342 shares of common stock distributable under our Deferred Compensation Plan.
(3)	Includes options to acquire 391,668 shares of common stock and phantom units representing 399,729 shares of common stock distributable under our Deferred Compensation Plan.
(4)	Includes options to acquire 30,000 shares of common stock, 36,290 vested restricted stock units and phantom units representing 146,510 shares of common stock distributable under our Deferred Compensation Plan.
(5)	Includes options to acquire 154,334 shares of common stock and phantom units representing 84,354 shares of common stock distributable under our Deferred Compensation Plan.
(6)	Includes options to acquire 30,000 shares of common stock, 38,415 vested restricted stock units and phantom units representing 160,156 shares of common stock distributable under our Deferred Compensation Plan.
(7)	Includes options to acquire 30,000 shares of common stock, 20,000 vested restricted stock units and 45,000 restricted shares that Mr. McCormick has the ability to vote, but is restricted from transferring until their vesting date.
(8)	Mr. Klvac resigned as our Executive Vice President, Chief Financial Officer and Chief Accounting Officer effective January 24, 2014. Mr. Klvac’s beneficial ownership in the table above is reported as of the effective date of his resignation. This amount includes 123,852 shares of common stock to be distributed under our Deferred Compensation Plan. Mr. Klvac also had 137,667 exercisable options as of December 31, 2013.
(9)	In addition to warrants to purchase 27,448,492 shares of common stock held by the Funds, includes (i) options to acquire an aggregate of 838,934 shares of common stock, (ii) an aggregate of 192,350 vested restricted stock units and (iii) phantom units representing 1,114,588 shares of common stock distributable under our Deferred Compensation Plan.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2015 Annual Meeting

To be included in the proxy materials for the 2015 annual meeting, stockholder proposals that are submitted for presentation at that annual meeting and are otherwise eligible for inclusion in the proxy statement must be received by us no later than December 11, 2014. Proxies granted in connection with that annual meeting may confer discretionary authority to vote on any stockholder proposal if notice of the proposal is not received by us in accordance with the advance notice requirements of our bylaws discussed below. It is suggested that proponents submit their proposals by certified mail, return receipt requested. No stockholder proposals have been received for inclusion in this proxy statement.

Our bylaws provide the manner in which stockholders may give notice of business and director nominations to be brought before an annual meeting. In order for an item to be properly brought before the meeting by a stockholder, the stockholder must be a holder of record at the time of the giving of notice and on the record date for the determination of stockholders entitled to vote at the annual meeting and must be entitled to vote at the annual meeting. The item to be brought before the meeting must be a proper subject for stockholder action, and the stockholder must have given timely advance written notice of the item. For notice to be timely, it must be delivered to, or mailed and received at, our principal office at least 90 days but not more than 120 days prior to the first anniversary of the prior year’s annual meeting date. Accordingly, for the 2015 annual meeting, notice will have to be delivered or received by us no earlier than January 20, 2015 or later than February 19, 2015. If, however, the scheduled annual meeting date differs from such anniversary date by more than 30 days, then notice of an item to be brought before the annual meeting may be timely if it is delivered or received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders or the day on which such public disclosure was made. The notice must set forth the information required by the provisions of our bylaws dealing with stockholder proposals and nominations of directors. All notices should be directed to Secretary, PostRock Energy Corporation, 210 Park Avenue, Suite 2750, Oklahoma City, Oklahoma 73102. Under current SEC rules, we are not required to include in our proxy statement any director nominated by a stockholder using this process. If we choose not to include such a nominee, the stockholder will be required to distribute its own proxy materials in connection with its solicitation of proxies with respect to that nominee.

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Discretionary Voting of Proxies on Other Matters

Management does not intend to bring before the special meeting any matters other than those disclosed in the notice of special meeting of stockholders attached to this proxy statement, and it does not know of any business that persons other than management intend to present at the meeting. If any other matters are properly presented at the special meeting for action, the persons named in the form of proxy and acting thereunder generally will have discretion to vote on those matters in accordance with their best judgment.

Householding

The SEC permits a single copy of the proxy statement to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one copy of the proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate copy of the proxy statement in the future, or if any such beneficial stockholder that elected to continue to receive separate copies of the proxy statement wishes to receive a single copy of the proxy statement in the future, that stockholder should contact their broker or send a request to Secretary, PostRock Energy Corporation, 210 Park Avenue, Suite 2750, Oklahoma City, Oklahoma 73102, telephone number (405) 600-7704. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the proxy statement to a beneficial stockholder at a shared address to which a single copy of the proxy statement was delivered.

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ANNEX A

Certificate of Amendment

of

Restated Certificate of Incorporation

PostRock Energy Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby adopts this Certificate of Amendment (this “Certificate of Amendment”), which amends its Restated Certificate of Incorporation (the “Certificate of Incorporation”), as described below, and does hereby further certify that:

FIRST: The Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the amendment to the Certificate of Incorporation described herein, and the Corporation’s stockholders duly adopted such amendment, all in accordance with the provisions of Section 242 of the DGCL.

SECOND: Article Fourth of the Certificate of Incorporation is hereby amended by adding the following paragraph to succeed the first paragraph of such article and to precede the second paragraph of such article:

“Effective as of the close of business, Eastern Time, on the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each ten (10) outstanding shares of the Corporation’s Common Stock, par value $0.01 per share, shall automatically and without any action on the part of the respective holders thereof be exchanged and combined into one (1) share of Common Stock, par value $0.01 per share. At the Effective Time, there shall be no change in the number of authorized shares that the Corporation shall have the authority to issue. No fractional shares shall be issued in connection with the exchange. In lieu thereof, any person who holds a fraction of one (1) share of Common Stock after the exchange shall be entitled to receive one (1) share of Common Stock.”

A-1

POSTROCK ENERGY CORPORATION
210 PARK AVE, STE 2750
OKLAHOMA CITY, OK 73102

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
1. To approve an amendment to the Company's restated certificate of incorporation to effect, at the discretion of the Board of Directors, a ten-to-one reverse stock split of all of the Company's outstanding shares of common stock, par value $0.01.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000222087_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

POSTROCK ENERGY CORPORATION
Special Meeting of Stockholders
December 30, 2014 8:30 AM
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Terry W. Carter and Stephen L. DeGiusti, and each of them, with power to act without the other and with power of substitution and resubstitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of PostRock Energy Corporation common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of PostRock Energy Corporation to be held December 30, 2014 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at such meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000222087_2 R1.0.0.51160